UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisons (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 2, 2009, we filed with the Securities and Exchange Commission (“Commission”) a report on Form 8-K to report events under Item 5.02, which filing was later amended on April 8, 2009 (“Original Filings”). This Amendment No. 2 to Form 8-K amends in their respective entirety and supersedes the Original Filings.

Except to the extent expressly set forth herein, this Amendment No. 2 speaks as of the filing date of the April 2, 2009 and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this Amendment No. 2 to Form 8-K should be read in conjunction with our filings made with the Commission subsequent to the original filing date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors.

On March 31 2009, our Board of Directors (the "Board") accepted the voluntary resignations of Mr. Li Li and Mr. Douglas J. Toth as directors. Neither Mr. Li nor Mr. Douglas resigned over disagreements with us on any matter relating to our operations, policies or practices.

Appointment of New Chief Financial Officer

Effective March 31 2009, our Board appointed Carla Zhou (age 35) as the Chief Financial Officer of the Company. There are no family relationships between Ms. Zhou and any of our other executive officers or directors. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which Ms. Zhou had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Ms. Zhou is a party or in which she participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Ms. Zhou serves in such capacity at the discretion of the Board. Other than as described herein, there is no arrangement or understanding between Mrs. Zhou and any other person pursuant to which Mrs. Zhou was elected as an officer.

Ms. Zhou has extensive experience in corporate financial management. From October 1999 to the present, she has served in varying capacities with Sun Media Group Ltd., a PRC based company, most recently as Senior Vice President. Sun Media Group. Ltd. is controlled by our largest shareholder. Ms. Zhou has a degree in finance from the Shanghai University of Finance and Economics and is currently working on obtaining an MBA degree from Tsinghua University. Ms. Zhou was not appointed to serve on any committee of the Board. Ms. Zhou will not devote her full time and attention to the affairs of the company. In addition to her role with Sun Media Group, Ltd., Ms. Zhou recently was appointed as Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of Nextmart, Inc., a reporting company that trades on the Over the Counter Bulletin Board. Ms. Zhou’s compensation for the fiscal 2009 period is expected to be $7,300 annualized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: May 27, 2009	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Chief Executive Officer